Exhibit 99.4
I. Employee Broadcast Script
Audience: DIVISION TEAMS & STORE DIRECTORS: Stand Alone Drug Stores
Kevin Tripp on Camera:
Hello, and thank you for joining me today. As you have all heard by now, Albertsons announced this morning that the company has entered into a definitive agreement to sell all of the stand alone drug stores to CVS Pharmacy, as well as the La Habra distribution center. The in-store pharmacies branded Sav-on and Osco will be sold to buyer of the food stores in their respective divisions.
I understand that this is a lot of information to absorb, and while change can be exciting, I recognize that it can also be unsettling. But I firmly believe the changes that we are making today will mark the beginning of a very exciting new chapter in our company’s history.
Our team works hard every day to ensure we’re an industry leader in the areas of market value, scale, profitability, customer service, pharmacy excellence, and associate satisfaction. You are committed to our vision, to our mission, and to our core values ... and because of that I am proud to be your leader! In each of our markets today, we face different challenges as we strive to reach our vision. We must continue to look at our customers’ needs and make the changes needed to survive in this fiercely competitive retail environment.
By joining the CVS Pharmacy team, our division will become a part of a national pharmacy retail powerhouse ... which following completion of the transaction, will operate approximately 6,200 stores across 42 states and the District of Columbia.
By acquiring our stand alone drug stores, CVS Pharmacy will be able to expand its business into Southern California and increase its presence in the Southwestern and Midwestern states.

Joining the CVS Pharmacy team opens up for our division the tremendous opportunity to become a part of a very successful company that shares many of the same core values and strategic imperatives that have helped us to be successful in the markets we serve.
Like our team, CVS Pharmacy places a strong emphasis on putting the patient first and embracing innovation to make its pharmacies best in class.
I would also like to point out that our two companies have similar cultures and values ... CVS Pharmacy’s core values include: respect for individuals; integrity, teamwork, openness to new ideas, and commitment to flawless execution, and passion for extraordinary customer service
And more important, CVS Pharmacy shares our commitment to the communities in which it operates, and will continue our traditions in corporate philanthropy.
While the agreement was announced this morning—it is important to understand that it is still subject to shareholder approval, and it must also receive the customary regulatory approvals. The deal is expected to in mid-2006.
What that means is that we need to focus on running our business and our number one priority — which is taking care of our customers. We need to make sure that our patients understand that they will still receive the very best care when they visit our pharmacies, and that they will be able to count on us for all of their prescriptions and health care needs. In addition, we need to focus on achieving our fourth quarter targets, and making sure that we continue to deliver results.
I expect in coming weeks that we will meet members of the CVS Pharmacy team and that we will soon be getting more information around this proposed acquisition and how it could affect our business processes once the deal has been approved by shareholders.
Considering the size and scope of this transaction, the transition time will last a period of many months. During this process, we will keep you informed of decisions that are made as soon as possible. We have established several channels of communications to answer any questions you may have, and will provide additional information when it becomes available. Cluster meetings will be held in the near future to discuss the company changes, answer questions, and talk about any additional details, announcements, or developments.
The transformation we are going through is one that is critical to positioning ourselves to be successful in a retail environment that just gets more and more competitive every year. As you have already proven time and again, you are a committed and flexible team that is able to embrace and adapt to change while continuing to drive the business forward. Please remain focused on serving our customers, and we will do our best to keep you informed over the coming weeks and months.
I thank you again for your attention today. Your involvement and support are critical ...now and going forward. As we continue to make changes in the months ahead, I urge you to make everything you can of this opportunity. Thank you.
II. Customer Q&A
FOR USE BY ASSOCIATES: Drug division.
Customer Q&A:
1.	I heard that this store has been sold to a new company?

Yes, our parent company, Albertsons, has recently announced that it has entered into an agreement to sell our stand-alone Drug Store division to CVS Corporation.

2.	Will they change the name of the store?

It is our understanding that all stand-alone drugstores included in the transaction will be re-bannered as CVS.

3.	Will the store stay open?

The deal is still subject to approval, and it is not expected to close until mid-2006. It is our understanding that our store will remain open.

4.	Will there be any changes in your stores?

CVS is an outstanding company, and we expect that the change in ownership will be seamless to our customers.

5.	Will CVS lay people off?

CVS hasn’t announced specific plans yet. The deal is still subject to approval, and it won’t close until later this year.

6.	Will they still carry the same products?

CVS shares our same commitment to offering products that best meet the needs of the communities we serve. We are confident that under our new parent company, we will continue to provide the customer service, prescription and health care needs, and the selection that you are used to.
III. Employee Communications
FOR USE BY DIVISION TEAMS & STORE DIRECTORS: Stand Alone Drug Stores & La Habra Distribution Centers
Talking Points:
•	As you have all heard by now, Albertsons announced this morning that the company has entered into a definitive agreement to sell all of its stand alone drug stores and our La Habra Distribution Center to CVS Pharmacy. The in-store pharmacies branded Sav-on and Osco will be sold to the buyer of the food stores in the regions in which they are located.

•	I would like to point out that the agreement announced today is still subject to shareholder approval, as well as the customary regulatory approvals.

•	While this is very exciting news, I recognize that change can also be unsettling. That’s why I would like to take a few minutes this morning to assure you that this announcement marks the beginning of a very exciting new chapter in our company’s history.

•	By joining the CVS Pharmacy team, our division will become a part of a national pharmacy retail powerhouse ... part of the nation’s largest retail pharmacy, which currently operates more than 5,400 retail and specialty pharmacy stores in 37 states and the District of Columbia.

•	By acquiring our stand alone drug stores, CVS Pharmacy will be able to expand its business into Southern California and increase its presence in the Southwestern and Midwestern states.

•	Joining the CVS Pharmacy team opens up for our division the tremendous opportunity to become a part of a very successful company that shares many of the same core values and strategic imperatives that have helped us to be successful in the markets we serve.

•	Like our team, CVS Pharmacy places a strong emphasis on putting the patient first and embracing innovation to make its pharmacies the best in class.

•	I would also like to point out that our two companies have similar cultures and values ... CVS Pharmacy’s core values include — Respect for individuals; integrity, teamwork, openness to new ideas, and commitment to flawless execution and passion for extraordinary customer service

•	And more important, CVS Pharmacy shares our commitment to the communities in which it operates, and will continue our traditions in corporate philanthropy.

•	While the agreement was announced this morning—it is important to understand that it is still subject to shareholder approval and it must also receive the customary regulatory approvals. The deal is expected to close by mid-2006.

•	What that means is that we need to focus on running our business and our number one priority — which is taking care of our customers. We need to make sure that our patients understand that they will still receive the very best care when they visit our pharmacies, and that they will be able to count on us for all of their prescriptions and health care needs. In addition, we need to focus on achieving our fourth quarter targets, and making sure that we continue to deliver results.

•	I expect in coming weeks that we will meet members of the CVS Pharmacy team and that we will soon be getting more information around this proposed acquisition and how it could affect our business processes once the deal has been approved by shareholders.

•	Until then, I encourage you to keep your teams focused on running the business ... take their questions and explain that we may not have all of the answers right away.

•	The company has also established the following channels of communications to answer any questions you may have, and will provide additional information when it becomes available:
•	Company Portal — Beginning this week, information regarding the transaction will be posted on the company’s Intranet as soon as it becomes available. A link to the “Get Connected” site will be found on the home page under the Company Links section. You will also be able to access the site by typing “Get Connected” into your Internet browser. The Get Connected site will be updated frequently with news, answers to frequently asked questions, and other information to help you through the transition.
•	Now, I can open it up for a few questions.

IV. Employee Q&A
When will we know if the deal is definitely approved?
The transaction is subject to approval by shareholders as well as the customary regulatory approvals. We expect the transaction to close by mid-2006.
Is there a chance that the deal won’t go through? If so, what could stop it?
Our Board recommends that the shareholders approve the transaction.
Will CVS keep the Savon/Osco name?
CVS Pharmacy will be re-branding all of our stand-alone pharmacies with the CVS Pharmacy banner.
Does the buyer plan to keep all of the associates in the stores?
CVS Pharmacy has expressed interest in our talented associates, with CEO Tom Ryan saying today in the CVS Pharmacy press release that the company is gaining talented associates with a track record of operating successful drug stores. CVS Pharmacy will share those plans in months to come.
Will stores be forced to close due anti-trust concerns?
The transaction will be subject to anti-trust review and we will share more information on that as it becomes available.
Does the buyer plan to keep all of the associates in the corporate/division offices, or will there be layoffs?
We know that CVS Pharmacy recognizes that we have a very talented group of associates in our corporate and division offices. The have not announced specific plans yet.
What is the timeline for the integration? When will changes be announced?
It is our understanding that upon successful completion of the transaction — which is expected to occur by mid-2006 — CVS Pharmacy will be intensely focused on bringing the best forward — including people, systems and processes — from both companies. CVS Pharmacy will communicate that timeline as soon as it becomes available.
Are the two corporate cultures similar or different?
The merger of these two companies represents a winning combination of two very powerful forces in pharmacy retail. As I mentioned earlier, we share similar core values,

and both companies believe their associates are one of their most important assets. We anticipate that the two cultures will be a natural fit.
How can we find out more about the buyer?
In the coming months we will be working with CVS Pharmacy to bring you more information about the company so that you can better understand your new parent company.
Are there legal restrictions regarding what can and cannot be shared between ABS and the buyer during the transition period before the deal is approved?
Yes, there are restrictions about what can and cannot be shared, and our legal department has developed guidelines for us to abide by prior to shareholder and regulatory approval of the transaction. If you have specific questions about what information can and cannot be shared, please contact your supervisor.
Does this mean that there is no more Albertsons?
As detailed in this morning’s announcement, Albertsons entered into an agreement to sell the company to a consortium of three buyers: Cerberus, which has purchased Albertsons’ DFW, Northern California, Rocky Mountain, Florida, and Phoenix food store divisions; CVS, which has purchased the stand-alone drug division, and Supervalu, which has purchased the Albertsons Southern California and Northwest divisions, Acme, Shaw’s, Jewel-Osco divisions.
Albertsons will not exist as it does today, since assets are going to three different groups, and its stock will no longer be listed on the NYSE. As to the brand name, it will be up to SVU to determine whether to continue using the Albertsons brand.
HR/Benefits Questions:
ASRE, Pay to Stay, Stock options, Cobra plans, Severance details, vacation, education reimbursement, job openings...
The transaction is not expected to be complete until mid-2006. Once the deal is approved, CVS Pharmacy will be prepared to share with you all of the details of its benefits plans, including health care, vacation, and employment opportunities.
Like Albertsons, CVS Pharmacy prides itself on being a company that recognizes that its strengths lie with its people, so we should take comfort in the fact that CVS Pharmacy is a company that historically has taken care of its associates and recognizes that its associates as a tremendous asset.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by Albertson’s and SUPERVALU shareholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected, the possibility that costs or difficulties related to the integration of Albertson’s operations into SUPERVALU will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of SUPERVALU’s and Albertson’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Albertson’s undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
ADDITIONAL INFORMATION
SUPERVALU and Albertsons will file a joint proxy statement/prospectus with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about SUPERVALU and Albertson’s, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to SUPERVALU INC., 11840 Valley View Road, Eden Prairie, Minnesota, 55344, Attention: Corporate Secretary, or to Albertson’s, Inc., 250 East Parkcenter Boulevard, Boise, Idaho, 83706-3940, Attention: Corporate Secretary. The respective directors and executive officers of SUPERVALU and Albertson’s and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SUPERVALU’s directors and executive officers is available in its proxy statement filed with the SEC by SUPERVALU on May 12, 2005, and information regarding Albertson’s directors and executive officers is available in its proxy statement filed with the SEC by Albertson’s on May 6, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.